EXHIBIT 10.140

SIXTH
AMENDMENT TO
COUNTRYWIDE FINANCIAL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Countrywide Financial Corporation, a Delaware corporation (the “Company”), established the Countrywide Financial Corporation Executive Deferred Compensation Plan, a nonqualified deferred compensation arrangement for a select group of management or highly compensated employees, effective August 1, 1993 (the “Plan”).

WHEREAS, in order to transition the Plan to the requirements of Internal Revenue Code Section 409A (“Code Section 409A”), the Company has decided to (i) effective December 31, 2004 discontinue deferrals into accounts that exist in the Plan as of such date, and (ii) implement a new plan that complies with the requirements of Code Section 409A and that governs all amounts deferred or vested after December 31, 2004;

WHEREAS, the terms of the new plan document will be finalized no later than December 31, 2006 in accordance with the proposed Treasury Regulations for Code Section 409A; however, the new plan shall be operated in accordance with Code Section 409A and related Treasury guidance and Regulations beginning January 1, 2005; and

WHEREAS, in connection with the transition of the existing nonqualified deferred compensation arrangement to the requirements of Code Section 409A, the Company has made available to participants the transition relief described below, as permitted by Notice 2005-1.

NOW, THEREFORE, the Company hereby amends the Plan (the “Sixth Amendment”), as of January 1, 2005 in accordance with the requirements of Notice 2005-1, as follows:

1.                                       Discontinue Deferrals.  Effective December 31, 2004, no Company contribution and no employee deferral shall be allocated to the Company Contribution Account and Deferral Account (the “Accounts”) of any Participant; provided, however, that amounts may be credited and debited to the Accounts based on the notional investments that may be selected by the Participant from time to time.  New accounts shall be established for deferral made after December 31, 2004.

2.                                       Termination of Plan Participation/Cancellation of Deferral Elections.  As permitted by Q&A-20 of Notice 2005-1, the Company, in its sole discretion, may provide a limited period in which one or more plan participants (each, a “Participant”) may elect to (i) terminate participation in the plan for certain amounts subject to Code Section 409A, or (ii) cancel, in whole or in part, his or her deferral elections for certain amounts subject to Code Section 409A, as more fully described on an election form approved and accepted by the Company prior to the deadline established by the Company, which in no event shall be later than December 31, 2005.  All amounts that are subject to the cancellation of deferral elections or the termination of plan participation shall be includible in the applicable Participant’s income during 2005, or, if later, in the first taxable year in which the amounts become earned and vested.

3.                                       Opportunity to Increase Deferral Elections or Make New Deferral Elections if Not Yet Made by March 15, 2005 for Compensation Not Yet Payable.  As permitted by Q&A-21 of Notice 2005-1, designated Participants were provided an opportunity to increase an existing deferral election or make a new deferral election for certain amounts subject to Code Section 409A, as more fully described on an election form approved by the Company, by submitting an election form to the Company prior to March 15, 2005 or such earlier deadline established by the Company.  A deferral election made in accordance with the terms set forth above (i) shall only relate to amounts that have not been paid or become payable at the time of election, and (ii) must be made in accordance with the terms of the plan as in effect on or before December 31, 2005.  Any amounts deferred in accordance with this provision shall be governed by the terms and conditions of the new plan.

The Company has caused this Amendment to be signed as of the date first listed above.

Countrywide Financial Corporation,

By:	/s/ Marshall M. Gates
Marshall Gates, Senior Managing Director,
Chief Administrative Officer